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WaMu Mortgage Pass-Through Certificates
Series 2006-AR17 Marketing Materials

One-Year MTA and COFI Indexed Option ARMS

$ [1,036,446,100]
(Approximate, Subject to
+/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, Series AR (Option  ARM Loans) free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS NOVEMBER 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet

   Date Prepared: [October 31], 2006

WaMu Mortgage Pass-Through Certificates, Series 2006-AR17

$ [1,036,446,100] (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class (1)	Principal Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type	Expected Ratings S&P / Moody’s
1A	$ 458,432,000	3.20/3.48	1-99/1-480	Variable (3)	Senior	AAA/Aaa
1A-1A	$ 150,000,000	3.20/3.48	1-99/1-480	Variable (3)	Senior	AAA/Aaa
1A-1B	$ 50,000,000	3.20/3.48	1-99/1-480	Variable (3)	Senior Mezz	AAA/Aaa
2A	$ 87,509,000	3.19/3.48	1-99/1-480	Variable (4)	Senior	AAA/Aaa
2A-1B	$ 29,170,000	3.19/3.48	1-99/1-480	Variable (4)	Senior Mezz	AAA/Aaa
CA-1C	$ 193,779,000	3.19/3.48	1-99/1-480	Variable (5)	Senior Mezz	AAA/Aaa
R	$ 100			[ ]%	Senior/Residual	AAA/Aaa
1X-PPP	$ 889,775,185			Variable (6)	Senior IO/PO/ Prepayment Penalty	AAA/Aaa
2X-PPP	$ 157,674,594			Variable (6)	Senior IO/PO/ Prepayment Penalty	AAA/Aaa
B-1	$ 15,712,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	AA+/Aa1
B-2	$ 14,664,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	AA/Aa1
B-3	$ 5,237,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	AA-/Aa1
B-4	$ 6,284,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	A+/Aa2
B-5	$ 4,189,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	A/Aa2
B-6	$ 3,666,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	A-/Aa3
B-7	$ 3,666,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	BBB+/A1
B-8	$ 2,094,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	BBB/A2
B-9	$ 3,142,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	BBB-/A3
B-10	$ 4,713,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	N/R/Baa1
B-11	$ 4,189,000	5.60/6.26	1-99/1-480	Variable (7)	Subordinate	N/R/Baa3
B-12	$ 2,094,000	Privately Offered Certificates			Subordinate	N/R/Ba2
B-13	$ 2,618,000				Subordinate	N/R/B2
B-14	$ 6,291,680				Subordinate	NR / NR

Total:

$ 1,047,449,780

(1)     Distributions on the Class 1A, Class 1A-1A, Class 1A-1B, Class 1X-PPP and Class R Certificates will be derived primarily from a pool of conforming balance and non-conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA (as defined herein) (such mortgage loans, the “Group 1 Mortgage Loans”).  Distributions on the Class 2A, Class 2A-1B and Class 2X-PPP Certificates will be derived primarily from a pool of conforming balance and non-conforming balance adjustable rate mortgage loans indexed off of COFI (as defined herein) (the “Group 2 Mortgage Loans”).  Distributions on the Class CA-1C and Subordinate Certificates (as defined herein) will be derived from the Group 1 and Group 2 Mortgage Loans. Amounts otherwise available for distribution as interest to the Class 1X-PPP and Class 2X-PPP Certificates may instead be used to pay Carryover Shortfall Amounts to the Class A (as defined herein) and Subordinate Certificates. Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)     WAL and Payment Windows for the Class 1A, Class 1A-1A, Class 1A-1B, Class 2A, Class 2A-1B Class CA-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A, Class 1A-1A and Class 1A-1B Certificates will be equal to the lesser of (i) One-Year MTA plus the related margin and (ii) the Net WAC Cap (as defined herein) for the Group 1 Mortgage Loans.  In addition, if on the initial Distribution Date the certificate interest rate for the Class 1A, Class 1A-1A and Class 1A-1B Certificates is equal to the Net WAC Cap for the Group 1 Mortgage Loans, the Class 1A, Class 1A-1A and Class 1A-1B Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X-PPP and Class 2X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(4)     On each Distribution Date, the certificate interest rate for the Class 2A and Class 2A-1B Certificates will be equal to the lesser of (i) COFI plus the related margin and (ii) the Net WAC Cap for the Group 2 Mortgage Loans. In addition, if on the initial Distribution Date the certificate interest rate for the Class 2A and Class 2A-1B Certificates is equal to the Net WAC Cap for the Group 2 Mortgage Loans, the Class 2A and Class 2A-1B Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X-PPP and Class 2X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(5)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1C Certificates will be deemed to be comprised of two components (the "Class CA-1C Group 1 Component" and "Class CA-1C Group 2 Component" each, a "Class CA-1C Component"). Each Class CA-1C Component will have a component principal balance representing a portion of the Class CA-1C principal balance. Interest will be payable with respect to each Class CA-1C Component.  The initial principal balance of the Class CA-1C Group 1 Component and Class CA-1C Group 2 Component will be approximately $[ ] and $[ ], respectively.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 1 Component will be equal to the least of (i) the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for Loan Group 1 and (iii) the Maximum Loan Group 1 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 1 Component is equal to the Adjusted Net WAC Cap for Loan Group 1, the Class CA-1C Group 1 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X-PPP and Class 2X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 2 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 2 and (iii) the Maximum Loan Group 2 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 2 Component is equal to the Adjusted Net WAC Cap for Loan Group 2, the Class CA-1C Group 2 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X-PPP and Class 2X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(6)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Mortgage Loans, the Class 1X-PPP Certificates will be deemed to be comprised of an interest-only component (the "Class 1X-PPP IO Component”, also a "Class X IO Component") and a principal-only component (the "Class 1X-PPP PO Component", also a "Class X PO Component") and the Class 2X-PPP Certificates will be deemed to be comprised of an interest-only component (the "Class 2X-PPP IO Component”, also a "Class X IO Component") and a principal-only component (the "Class 2X-PPP PO Component", also a "Class X PO Component"). Interest, if any, will be payable with respect to the Class X IO Components. The Class X IO Components will not have a principal balance and principal will not be payable with respect to any Class X IO Component. Each Class X PO Component will have a principal balance which initially will equal zero. Interest will not accrue on any Class X PO Component. In the event that interest otherwise payable with respect to each Class X IO Component is reduced as a result of the allocation of net negative amortization (as described herein), the amount of such reduction will be added as principal to the related Class X principal balance.

The amount of interest available for distribution to the Class 1X-PPP Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts (as defined herein)) will equal, subject to the limitations described in this footnote (6), the excess, if any, of:

(x)           the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Group 1 Mortgage Loans and the denominator of which is 12, and (ii) the Loan Group 1 Balance (as defined herein) over

(y)           the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance reduced by the Class 1X-PPP Principal Balance.

The amount of interest available for distribution to the Class 2X-PPP Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (6), the excess, if any, of:

(x)           the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Group 2 Mortgage Loans and the denominator of which is 12, and (ii) the Loan Group 2 Balance (as defined herein) over

(y)           the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance reduced by the Class 2X-PPP Principal Balance.

provided, however, that if either loan group is an Overcollateralized Group (as defined in the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus), the amount of interest available for distribution to the Class 1X-PPP or Class 2X-PPP Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class 1X-PPP and Class 2X-PPP Certificates on any Distribution Date may instead be distributed as Carryover Shortfall Amounts.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Notwithstanding the foregoing, if the aggregate amount of interest available for distribution to the Class 1X-PPP and 2X-PPP Certificates on any Distribution Date, calculated as described above, is greater than the Maximum Class X Interest Amount (as defined herein), then the aggregate amount of interest available for distribution to the Class 1X-PPP and Class 2X-PPP Certificates will be capped at the Maximum Class X Interest Amount, and the amount of interest accrued on each of the Class 1X-PPP and Class 2X-PPP Certificates, if such amount is positive, will equal its pro rata portion of the Maximum Class X Interest Amount (pro rata according to such amount, calculated as described above without giving effect to this sentence).

In addition, the Class 1X-PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 1 Mortgage Loan. The Class 2X-PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 2 Mortgage Loan.  Accordingly, these amounts will not be available for distribution to other classes of certificates.

(7)     For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Class B Adjusted Net WAC Cap (as defined herein) and (iii) the Maximum Class B Rate (as defined herein). See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. In addition, if on any Distribution Date the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates are equal to the Class B Adjusted Net WAC Cap, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X-PPP and Class 2X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Transaction Summary:

Issuing Entity: WaMu Mortgage Pass-Through Certificates Series 2006-AR17 Trust (the "Trust')

Depositor: WaMu Asset Acceptance Corp. (“WAAC”)

Sponsor and Servicer: Washington Mutual Bank (“WMB”).

Sole Manager: WaMu Capital Corp.

Trustee: LaSalle Bank

Rating Agencies: It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described on page 3 of this Preliminary Term Sheet.

Cut-off Date: November 1, 2006

Expected Pricing Date For the Offered  Certificates: On or about October [31], 2006

Closing Date: On or about November [21], 2006

Distribution Date: The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in December 2006.

Servicing Fee Group 1 Mortgage Loans (for Mortgage Loans Without Prepay Penalties): For Group 1 Mortgage Loans with no prepay penalties, either (a) the greater of (i) 0.375% per annum of the principal balance of each Group 1 Mortgage Loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.10]% per annum of the principal balance of such mortgage loan or (b) the initial fixed rate on such Mortgage Loan.

Servicing Fee Group 1 Mortgage Loans (for Mortgage Loans With Prepay Penalties Up to 12  Months): For Group 1 Mortgage Loans with prepay penalties for voluntary full prepayments received on or before the first anniversary of origination of the Mortgage Loan, either (a) the greater of (i) 0.375% per annum of the principal balance of each Group 1 Mortgage Loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.40]% per annum of the principal balance of such mortgage loan or (b) the initial fixed rate on such Mortgage Loan.

Servicing Fee Group 1 Mortgage Loans (for Mortgage Loans With Prepay Penalties Greater or Equal to 30

Months): For Group 1 Mortgage Loans with prepay penalties for voluntary full prepayments received within (a) 30 months or (b) 36 months, as applicable, of origination of the Mortgage Loan, either (a) the greater of (i) 0.375% per annum of the principal balance of each Group 1 Mortgage Loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [2.75]% per annum of the principal balance of such mortgage loan or (b) the initial fixed rate on such Mortgage Loan.

Servicing Fee Group 2 Mortgage Loans: Either (a) the greater of (i) 0.375% per annum of the principal balance of each Group 2 Mortgage Loan. and (ii) the excess, if any, of the gross margin on such mortgage loan over [2.0]% per annum of the principal balance of such mortgage loan or (b) the initial fixed rate on such Mortgage Loan.

Certificates: The "Senior Certificates" will consist of the Class 1A, Class 1A-1A, Class 1A-1B, Class 2A, Class 2A-1B and Class CA-1C (the “Class A Certificates”), Class 1X-PPP, Class 2X-PPP (the “Class X Certificates”) and Class R Certificates. The “Senior Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates. The “Junior Subordinate Certificates” will consist of the Class B-12, Class B-13 and Class B-14 Certificates. The Senior Subordinate Certificates and Junior Subordinate Certificates are collectively known as the “Subordinate Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates.” The Senior and Senior Subordinate Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration: The Offered Certificates (excluding Class R) will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment: It is anticipated that the Offered Certificates (other than the Class R and the portions of the Class 1X-PPP and Class 2X-PPP Certificates that represent the right to receive certain prepayment penalties) will be treated as REMIC regular interests for federal tax income purposes, coupled in certain cases with a right to receive additional payments pursuant to a notional principal contract and with respect to the Class 1X-PPP and Class 2X-PPP Certificates, with an obligation to make payments pursuant to a notional principal contract. The portions of the Class 1X-PPP and Class 2X-PPP Certificates that represent a right to receive certain prepayment penalties will be treated as stripped interests in the related Mortgage Loans to which they relate for federal income tax purposes and will not represent an interest in any REMIC. The Class R Certificate will be treated as a REMIC residual interest for tax purposes.

Accrued Interest: The price to be paid by investors for the Class CA-1C and Subordinate Certificates will not include accrued interest (settling flat). The price to be paid by investors for the Class 1A, Class 1A-1A, Class 1A-1B, Class 2A, Class 2A-1B and Class X Certificates will include [20] days of accrued interest.

Interest Accrual Period: The interest accrual period for the Class CA-1C and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis).  The interest accrual period for the Class 1A, Class 1A-1A, Class 1A-1B, Class 2A, Class 2A-1B and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

ERISA Eligibility: The Offered Certificates are subject to restrictions on transfer to certain plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

SMMEA Treatment: The Class A, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA. The Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination: The terms of the transaction allow for an optional termination of the Trust which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Pricing Prepayment Speed: The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Compensating Interest: Compensating interest paid by the Servicer with respect to the Mortgage Loans in each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group, any reinvestment income realized by the Servicer relating to payoffs on such Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group.

Mortgage Loans: As of the Cutoff Date, the aggregate principal balance of the mortgage loans described herein (the “Mortgage Loans”) is approximately $[1,047,449,780] As of the Cutoff Date, the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is approximately $[889,775,185] and $[157,674,594], respectively.  The Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than [30 or 40] years. The Group 1 and Group 2 Mortgage Loans are conforming and non-conforming balance mortgage loans.  As of the Cutoff Date, the aggregate principal balance of the Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[684,457,141]. All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of [1, 3 or 13] months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (“One-Year MTA”) in the case of the Group 1 Mortgage Loans, and based upon an Index rate of the monthly weighted average cost of funds for Eleventh District savings institutions as announced by the Federal Home Loan Bank of San Francisco (“COFI”) in the case of the Group 2 Mortgage Loans. After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  As of the Cut-off Date, approximately [72.60] % of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and, after an initial fixed rate period of [1, 3, or 13] months, is adjusted on the first anniversary of the first due date and annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”).  This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase or decrease by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either [110% or 125%]) of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization”).  The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $ [1,047,449,780], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Class 1X-PPP and Class 2X-PPP Certificates: With respect to each Mortgage Loan, (a) all prepayment penalty payments on such Mortgage Loans remitted to the Trust with respect to voluntary full prepayments that have prepayment penalties and (b) any amounts paid by the Servicer, pursuant to the pooling agreement if the Servicer, waives a penalty on a voluntary full prepayment of a Mortgage Loan other than in accordance with the standards set forth in the pooling agreement, or paid by the Depositor pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to a Mortgage Loan that requires payment of a penalty on voluntary full prepayment (each an "Assigned Prepayment Penalty") will be distributed to the holders of the Class X Certificates in the following manner: on each Distribution Date (i) the Class 1X-PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each Group 1 Mortgage Loan and (ii) the Class 2X-PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each Group 2 Mortgage Loan. The holders of the Class X Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the Servicer as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. Notwithstanding the foregoing, prepayment penalties are neither imposed nor remitted to the Trust (and therefore are not payable to the related Class X Certificates) (i) in some cases, for Mortgage Loans originated by the Servicer or an affiliate thereof, where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases, for Mortgage Loans, originated by the Servicer or an affiliate thereof, with prepayment penalty terms greater than 12 months, where the mortgagor refinances the Mortgage Loan with a new mortgage loan originated and serviced by Washington Mutual Bank, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.  Moreover, regardless of the terms of the mortgage note, the Servicer will not collect prepayment penalties after the third anniversary of the origination of the Mortgage Loan. The Servicer will also not collect prepayment penalties due to involuntary prepayments such as foreclosures. In addition, under certain circumstances set forth in the Pooling Agreement, the payment of any otherwise applicable Assigned Prepayment Penalty by a mortgagor may be waived by the Servicer and, if waived in accordance with the terms of the pooling agreement, the amount of the waived Assigned Prepayment Penalty will not be available for distribution to the holders of the related Class X Certificates.

Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class X Certificates, or decisions by the Servicer with respect to waiver thereof, may have on the performance of such certificates.  General economic conditions and homeowner mobility will also affect the prepayment rate.

In addition, under circumstances described in the pooling agreement, the depositor may be required to repurchase Mortgage Loans from the Trust (or substitute new mortgage loans for those Mortgage Loans). The holders of the Class X Certificates will not be entitled to any prepayment penalty on a Mortgage Loan that was purchased from the Trust or substituted for, or (in the case of a substitution) on the new mortgage loan.

As of the Cut-Off Date, certain of the Mortgage Loans impose prepayment penalties for certain prepayments of principal. See the "Prepay Term (Months)" tables in this preliminary term sheet for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms. Generally, the mortgage loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from [one to three years] from the date of origination of such Mortgage Loan. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note. Such prepayment premiums may discourage mortgagors from prepaying their Mortgage Loans during the period such prepayment penalties are in effect and, accordingly, thereby affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

As of the Cutoff Date, for mortgage loans that impose prepayment penalties for voluntary full prepayments received on or before the first anniversary of the origination of the mortgage loan, the amount of such prepayment penalty is 2.0% of the original loan amount.

As of the Cutoff Date, for mortgage loans that impose prepayment penalties for voluntary full prepayments received within three years from origination of the mortgage loan, the amount of such prepayment penalty is (i) 3.0% of the original loan amount for voluntary full prepayments received on or before the first anniversary of the origination of the mortgage loan, (ii) 2.0% of the original loan amount for voluntary full prepayments received after the first anniversary of the origination of the mortgage loan but on or before the second anniversary of the origination of the mortgage loan and (iii) 1.0% of the original loan amount for voluntary full prepayments received after the second anniversary of the origination of the mortgage loan but on or before the third anniversary of the origination of the mortgage loan.

As of the Cutoff Date, for mortgage loans that impose prepayment penalties for voluntary full prepayments received within 30 months from origination of the mortgage loan, the penalty is 2% of the amount of the prepayment in excess of 20% of the original loan amount.

Credit Enhancement: Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.  Credit enhancement for the Class A Certificates will consist of the subordination of the Subordinate Certificates, initially [7.50]% total subordination (subject to the variance stated in the collateral profile).

Shifting Interest: Until the Distribution Date occurring in December 2016, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of Negative Amortization) (unless the aggregate principal balance of the Class A Certificates and the Class X principal-only components are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of Negative Amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
December 2006 – November 2016	0% Pro Rata Share
December 2016 – November 2017	30% Pro Rata Share
December 2017 – November 2018	40% Pro Rata Share
December 2018 – November 2019	60% Pro Rata Share
December 2019 – November 2020	80% Pro Rata Share
December 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus), (i) on or prior to the Distribution Date in November 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%, the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization) or (ii) after the Distribution Date in November 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization).

 In the event the current aggregate principal balance of the related Class A and Class X Certificates related to a loan group, divided by the Stated Principal Balance of the related Mortgage Loans (the "Senior Percentage") exceeds the applicable initial Senior Percentage as of the Closing Date, the related Class A and Class X Certificates will receive all Payoffs and Curtailments (net of Negative Amortization) for the related Mortgage Loans.

Stated Principal Balance: The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any Negative Amortization with respect to that Mortgage Loan for all prior interest accrual periods.

Class Principal Balance: The "Class Principal Balance" for any Distribution Date and for any class of certificates (other than the Class CA-1C Certificates) will equal the aggregate amount of principal to which such class or, in the case of the Class X Certificates, the related principal-only component, is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or component, as applicable.

The "Class Principal Balance" for any Distribution Date and the Class CA-1C Certificates will equal the sum of the related Component Principal Balances, as applicable.

Component Principal Balance: The "Component Principal Balance" for any Distribution Date and any Class CA-1C Component will equal the aggregate amount of principal to which that component is entitled on the Closing Date, reduced by all distributions of principal to that component, and all allocations of losses required to be borne by that component, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that component, as applicable.

Subordinate Component Balance: The "Subordinate Component Balance" for either of Loan Group 1 or Loan Group 2 as of any date of determination will equal the product of (x) the aggregate Class Principal Balance of the Subordinate Certificates and (y) a fraction, the numerator of which is the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group over the aggregate Class Principal Balance or Component Balance of the Class A and Class X Certificates (or components thereof, as applicable) related to such loan group (and, in the case of Loan Group 1, the Class R Certificates) and the denominator of which is the sum of such excess amounts calculated for each loan group.

Net Mortgage Rate: The "Net Mortgage Rate" with respect to each Mortgage Loan is equal to the excess, if any, of the mortgage interest rate over the servicing fee rate.

Net WAC Cap: The "Net WAC Cap" for any Distribution Date and the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on the related Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Adjusted Net WAC Cap: The "Adjusted Net WAC Cap" for each of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, adjusted on an actual/360 basis.

Class B Adjusted Net WAC Cap: The "Class B Adjusted Net WAC Cap" is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Adjusted Net WAC Cap for Loan Group 1 and (y) the Subordinate Component Balance (as defined herein) for Loan Group 1 immediately before that Distribution Date and (ii) the product of (x) the Adjusted Net WAC Cap for Loan Group 2 and (y) the Subordinate Component Balance for Loan Group 2 immediately before that Distribution Date, divided by (b) the sum of the Subordinate Component Balances for Loan Group 1 and Loan Group 2 immediately before that Distribution Date.

Maximum  Class B Rate: The "Maximum Class B Rate" is the Class B Adjusted Net WAC Cap modified as follows: for purposes of calculating the Net WAC Cap, the lifetime maximum mortgage rate for each Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 1 Rate: The "Maximum Loan Group 1 Rate" is the Adjusted Net WAC Cap for Loan Group 1 modified as follows: for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 2 Rate: The "Maximum Loan Group 2 Rate" is the Adjusted Net WAC Cap for Loan Group 2 modified as follows: for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Loan Group 1 Balance Loan
Group 2 Balance: The "Loan Group 1 Balance'' and "Loan Group 2 Balance" for any Distribution Date is the aggregate principal balance of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on the related Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Aggregate  Weighted Average Certificate Interest Rate: The "Aggregate Weighted Average Certificate Interest Rate'' for any Distribution Date is the weighted average (weighted according to Class Principal Balance or Component Principal Balance, as applicable) of the annual certificate interest rates on the Class A and Subordinate Certificates (or components thereof, as applicable) (each of which annual certificate interest rates, in the case of the Class CA-1C and Subordinate Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30).

Maximum Class X Interest Amount: The "Maximum Class X Interest Amount" for any Distribution Date is the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for the Group 1 Mortgage Loans and the Net WAC Cap for the Group 2 Mortgage Loans and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance over (y) the product of (i) a fraction, the numerator of which is the Aggregate Weighted Average Certificate Interest Rate and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance reduced by the aggregate Class Principal Balance of the Class X Certificates.

Weighted Average Certificate Interest Rate: The "Weighted Average Certificate Interest Rate" for any loan group for any Distribution Date is the weighted average of the annual certificate interest rates on the Class A and Subordinate Certificates (or components thereof, as applicable) related to such loan group (each of which annual certificate interest rates, in the case of the Class CA-1C and Subordinate Certificates (or components thereof, as applicable), will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30) (such rates weighted, (i) in the case of the Class A Certificates, according to the Class Principal Balance or Component Principal Balance thereof, as applicable, and (ii) in the case of the certificate interest rate on each class of Subordinate Certificates, according to the product of the Class Principal Balance thereof and a fraction, the numerator of which is the Subordinate Component Balance for such loan group and the denominator of which is the aggregate Class Principal Balance of all the Subordinate Certificates).

Carryover Shortfall Amount: With respect to the Class 1A, Class 1A-1A and Class 1A-1B Certificates, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 1A, Class 1A-1A and Class 1A-1B  Certificates is greater than the applicable Net WAC Cap, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA  plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount"). The Class  1A, Class 1A-1A and Class 1A-1B Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Class 2A and Class 2A-1B Certificates, if, on the initial Distribution Date, COFI plus the related margin for the Class 2A and Class 2A-1B Certificates is greater than the applicable Net WAC Cap, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the COFI plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount"). The Class 2A and Class 2A-1B Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Subordinate Certificates and Class CA-1C Group 1 and Group 2 Components, if, on any Distribution Date, LIBOR plus the related margin for the Class CA-1C and Subordinate Certificates is greater than the applicable Adjusted Net WAC Cap, then such class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such class and (2) in the case of (x) the Class CA-1C Group 1 and Group 2 Components, the related Maximum Loan Group 1 Rate or Maximum Loan Group 2 Rate related to such Class CA-1C Component and (y) the Subordinate Certificates, the Maximum Class B Rate, as applicable, over (b) interest accrued on such class or component, as applicable, at the applicable Net WAC Cap and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such class without giving effect to the related Adjusted Net WAC Cap) (together, the "Carryover Shortfall Amount").

Carryover Shortfall Amounts will be paid to the Class A Certificates pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class 1X-PPP and Class 2X-PPP Certificates) (which interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates will be reduced as described herein under "Structure Rules-Certificates Priority of Distribution". Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Subordinate Certificates, from the remaining interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates (after the reduction due to Net Negative Amortization allocated to the Class 1X-PPP and Class 2X-PPP Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class A Certificates).

Adjusted Cap Rate: The "Adjusted Cap Rate" for any Distribution Date and the Class 1A, Class 1A-1A and Class 1A-1B Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans in Loan Group 1 at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization with respect to Loan Group 1 and (ii) 12, and the denominator of which is the Loan Group 1 Balance.

The "Adjusted Cap Rate" for any Distribution Date and the Class 2A and Class 2A-1B Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans in Loan Group 2 at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization with respect to Loan Group 2 and (ii) 12, and the denominator of which is the Loan Group 2 Balance.

The "Adjusted Cap Rate" for any Distribution Date and the Class CA-1C Group 1 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans in Loan Group 1 at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization with respect to Loan Group 1 and (ii) 12, and the denominator of which is the Loan Group 1 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The "Adjusted Cap Rate" for any Distribution Date and the Class CA-1C Group 2 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans in Loan Group 2 at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization with respect to Loan Group 2 and (ii) 12, and the denominator of which is the Loan Group 2 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The "Adjusted Cap Rate" for any Distribution Date and any class of Subordinate Certificates will equal the Class B Adjusted Net WAC Cap, computed for this purpose by (i) reducing the Adjusted Net WAC Cap for the Group 1 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 1 multiplied by 360, and the denominator of which is the Loan Group 1 Balance multiplied actual number of days in the related certificate accrual period and (ii) reducing the Adjusted Net WAC Cap for the Group 2 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 2 multiplied by 360, and the denominator of which is the Loan Group 2 Balance multiplied actual number of days in the related certificate accrual period.

Negative Amortization: The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan.  Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Net Negative Amortization: The "Net Negative Amortization'' for the Mortgage Loans and for the Group 1 and Group 2 Mortgage Loans for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period.

For any Distribution Date, the Net Negative Amortization for each of the Group 1 and Group 2 Mortgage Loans will be allocated among the certificates as follows:

(i) first, (a) the Net Negative Amortization for the Group 1 Mortgage Loans, to the Class 1X-PPP Certificates in reduction of the interest otherwise payable to the Class 1X-PPP Certificates, until such amount is reduced to zero and (b) the Net Negative Amortization for the Group 2 Mortgage Loans, to the Class 2X-PPP Certificates in reduction of the interest otherwise payable to the Class 2X-PPP Certificates, until such amount is reduced to zero;

(ii) second, (a) the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocation pursuant to clause (i)(a) above, to the Class 2X-PPP Certificates in reduction of the remaining interest otherwise payable to the Class 2X-PPP Certificates, until such remaining amount is reduced to zero, (b) the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocation pursuant to clause (i)(b) above, to the Class 1X-PPP Certificates in reduction of the remaining interest otherwise payable to the Class 1X-PPP Certificates, until such remaining amount is reduced to zero;

(iii) third, the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above, to the Class 1A, Class 1A-1A, Class 1A-1B and Subordinate Certificates and the Class CA-1C Group 1 Component in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 1 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates); and

(iv) fourth, the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above, to the Class 2A, Class 2A-1B and Subordinate Certificates and the Class CA-1C Group 2 Component in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 2 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates).

The amount of Net Negative Amortization allocated to the Class X Certificates in reduction of the interest otherwise payable to such Class and derived from the Mortgage Loans in a Loan Group will be added to the Class Principal Balance of the Class X Certificate related to such Loan Group. The amount of Net Negative Amortization allocated to any Class of Class A or Subordinate Certificates (or component thereof) in reduction of the interest otherwise payable to such Class (or component) will be added to the Class Principal Balance of such Class (or component).

Allocation of Realized Losses: Any realized losses on the Group 1 and Group 2 Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Mortgage Loans to the related Class A Certificates and Class X principal-only components, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero;

 provided, however, that:

(i) the realized losses on any Group 1 Mortgage Loan allocated to the Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a)                  first, to the Class CA-1C Group 1 Component, until its Component Principal Balance is reduced to zero;

(b)                  second, to the Class CA-1C Group 2 Component, until its Component Principal Balance is reduced to zero; (after giving effect to losses applied in (ii)(a) below); and

(c)                  third, to the Class 1A, Class 1A-1A and Class 1A-1B Certificates, pro rata, until their respective Class Principal Balances have been reduced to zero; provided however, that losses allocable to the Class 1A-1A Certificates will first be allocated to the Class 1A-1B Certificates, until its Class Principal Balance is reduced to zero.

 (ii) the realized losses on any Group 2 Mortgage Loan allocated to the Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a) first, to the Class CA-1C Group 2 Component, until its Component Principal Balance is reduced to zero;

(b) second, to the Class CA-1C Group 1 Component, until its Component Principal Balance is reduced to zero; (after giving effect to losses applied in (i)(a) above);

(c) third, to the Class 2A-1B Certificates until its Certificate Principal Balance is reduced to zero; and

(d)                  fourth, to the Class 2A Certificates until its Certificate Principal Balance is reduced to zero.

Cross-Collateralization: In some limited circumstances, principal and interest collected from either of loan group 1 or 2 may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to the other loan group, before making payments to the Subordinate Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series AR (Option ARM Loans) free writing prospectus.

Certificates Priority of Distributions: Available funds from the Mortgage Loans will be distributed in the following order of priority:

1) to the Senior Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class X Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2) from the Group 1 Mortgage Loans, as principal, sequentially, as follows:

 (a) first, to the Class R Certificates, until its principal balance is reduced to zero,

(b) second, to the Class 1A, Class 1A-1A and Class 1A-1B Certificates and the Class CA-1C Group 1 Component, concurrently, pro rata according to the Class Principal Balance or Component Principal Balance, respectively, of the certificates or components described in each of clause (i), (ii), (iii) and (iv), as follows:

(i)          to the Class 1A Certificates, until the Class 1A Principal Balance has been reduced to zero;

(ii)        to the Class 1A-1A Certificates, until the Class 1A-1A Principal Balance has been reduced to zero;

(iii)       to the Class 1A-1B Certificates, until the Class 1A-1B Principal Balance has been reduced to zero; and

(iv) to the Class CA-1C Group 1 Component, until the Class CA-1C Group 1 Component Principal Balance has been reduced to zero; and

(c) third, to the Class 1X-PPP Certificates, until the Class 1X-PPP Principal Balance has been reduced to zero;

3) from the Group 2 Mortgage Loans, as principal, sequentially, as follows:

(a) first, to the Class 2A and Class 2A-1B Certificates and the Class CA-1C Group 2 Component, concurrently, pro rata according to the Class Principal Balance or Component Principal Balance, respectively, of the certificates or components described in each of clause (i), (ii) and (iii), as follows:

(i) to the Class 2A Certificates, until the Class 2A Principal Balance has been reduced to zero;

(ii) to the Class 2A-1B Certificates, until the Class 2A-1B Principal Balance has been reduced to zero; and

(iii)  to the Class CA-1C Group 2 Component, until the Class CA-1C Group 2 Component Principal Balance has been reduced to zero; and

(b) second, to the Class 2X-PPP Certificates, until the Class 2X-PPP Principal Balance has been reduced to zero;

4) (a) on the initial Distribution Date, to the Class 1A, Class 1A-1A, Class 1A-1B, Class 2A and Class 2A-1B Certificates and the Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class 1X-PPP and Class 2X-PPP Certificates) (which interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates will be reduced by the aggregate amount paid as Carryover Shortfall Amounts to the Class 1A, Class 1A-1A, Class 1A-1B, Class 2A and Class 2A-1B Certificates and the Class CA-1C Group 1 and Group 2 Components as follows: such interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates will be reduced, pro rata, by the aggregate amount paid pursuant to this clause (4)(a) as Carryover Shortfall Amounts to the Class 1A, Class 1A-1A, Class 1A-1B, Class 2A and Class 2A-1B Certificates and the Class CA-1C Group 1 and Group 2 Components); and

 (b) on each Distribution Date after the initial Distribution Date, to the Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class 1X-PPP and Class 2X-PPP Certificates) (which interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates will be reduced by the aggregate amount paid as Carryover Shortfall Amounts to the Class CA-1C Group 1 and Group 2 Components as follows: such interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates will be reduced, pro rata, by the aggregate amount paid pursuant to this clause (4)(b) as Carryover Shortfall Amounts to the Class CA-1C Group 1 and Group 2 Components;

5) to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate;

6) to the Class B-1 Certificates, principal allocable to such Class;

7) to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate;

8) to the Class B-2 Certificates, principal allocable to such Class;

9) to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate;

10) to the Class B-3 Certificates, principal allocable to such Class;

11) to the Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate;

12) to the Class B-4 Certificates, principal allocable to such Class;

13) to the Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate;

14) to the Class B-5 Certificates, principal allocable to such Class;

15) to the Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate;

16) to the Class B-6 Certificates, principal allocable to such Class;

17) to the Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate;

18) to the Class B-7 Certificates, principal allocable to such Class;

19) to the Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate;

20) to the Class B-8 Certificates, principal allocable to such Class;

21) to the Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate;

22) to the Class B-9 Certificates, principal allocable to such Class;

23) to the Class B-10 Certificates, accrued and unpaid interest at the Class B-10 certificate interest rate;

24) to the Class B-10 Certificates, principal allocable to such Class;

25) to the Class B-11 Certificates, accrued and unpaid interest at the Class B-11 certificate interest rate;

26) to the Class B-11 Certificates, principal allocable to such Class;

27) to the Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Senior Subordinate Certificates;

28) to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, their Carryover Shortfall Amounts, from remaining aggregate interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class 1X-PPP and Class 2X-PPP Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class A Certificates) (pro rata according to such interest otherwise distributable to the Class 1X-PPP and Class 2X-PPP Certificates); and

29) to the Class R Certificate, any remaining amount.

Notwithstanding the foregoing, for each Distribution Date on or after the first Distribution Date on which the aggregate Class Principal Balance of the Subordinate Certificates has been or will be reduced to zero, (I) distributions of principal under paragraph (2) above will be made to the Class 1A, Class 1A-1A, Class 1A-1B and Class 1X-PPP Certificates and the Class CA-1C Group 1 Component pro rata according to principal balance and (II) distributions of principal under paragraph (3) above will be made to the Class 2A, Class 2A-1B and Class 2X-PPP Certificates and the Class CA-1C Group 2 Component pro rata according to principal balance.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR17
Mortgage Loans
Preliminary Collateral Information As of 11/01/06

TOTAL CURRENT BALANCE	$1,047,449,780
TOTAL ORIGINAL BALANCE	$1,048,605,333

NUMBER OF LOANS	1,843

			Minimum		Maximum
AVG CURRENT BALANCE	$568,340		$28,000		$2,987,047
AVG ORIGINAL BALANCE	$568,967		$28,000		$3,000,000

WAVG GROSS COUPON	2.96%		1.00%		10.36%
WAVG GROSS MARGIN	2.67%		1.80%		5.60%
WAVG MAX INT RATE	9.96%		9.60%		12.60%

WAVG CURRENT LTV	69.22%		12.48%		97.81%

WAVG FICO SCORE	735		566		819

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	4	Month(s)

WAVG NEG AM LIMIT	110%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	400	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	400	Month(s)	348	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	12	Month(s)

NZ WAVG PREPAY TERM	16	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(66.98%),FL(7.10%),WA(4.73%)
MAXIMUM CA ZIPCODE	1.31%

FIRST PAY DATE			December 1,2005		December 1,2006

RATE CHANGE DATE			December 1,2006		March 1,2007

MATURITY DATE			November 1,2035		November 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	262	$157,674,594.88	15.05%
Monthly MTA	1,581	889,775,185.21	84.95
Total	1,843	$1,047,449,780.09	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	262	$157,674,594.88	15.05%
MTA	1,581	889,775,185.21	84.95
Total	1,843	$1,047,449,780.09	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	49	$3,541,210.72	0.34%
100,001—200,000	212	33,593,196.91	3.21
200,001—300,000	295	74,321,398.35	7.10
300,001—400,000	239	83,556,452.66	7.98
400,001—500,000	259	116,372,393.61	11.11
500,001—600,000	195	106,930,053.85	10.21
600,001—700,000	123	79,953,534.48	7.63
700,001—800,000	91	68,852,535.62	6.57
800,001—900,000	63	53,715,811.96	5.13
900,001—1,000,000	117	114,271,445.97	10.91
1,000,001—1,100,000	25	26,681,621.29	2.55
1,100,001—1,200,000	26	30,064,412.15	2.87
1,200,001—1,300,000	24	30,062,142.45	2.87
1,300,001—1,400,000	17	23,041,096.96	2.20
1,400,001—1,500,000	29	42,635,164.50	4.07
1,500,001—1,600,000	9	14,101,759.14	1.35
1,600,001—1,700,000	9	15,044,034.33	1.44
1,700,001—1,800,000	12	21,013,262.01	2.01
1,800,001—1,900,000	7	13,082,500.00	1.25
1,900,001—2,000,000	13	25,502,444.72	2.43
2,000,001—2,100,000	5	10,362,707.29	0.99
2,100,001—2,200,000	4	8,661,149.23	0.83
2,200,001—2,300,000	3	6,726,266.25	0.64
2,300,001—2,400,000	2	4,737,051.20	0.45
2,400,001—2,500,000	4	9,945,000.00	0.95
2,500,001 >=	11	30,681,134.44	2.93
Total	1,843	$1,047,449,780.09	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	400	$262,647,734.00	25.07%
1.001—1.250	441	268,738,282.00	25.66
1.251—1.500	61	28,887,357.00	2.76
1.501—1.750	188	145,498,798.74	13.89
1.751—2.000	53	20,033,436.26	1.91
2.001—2.250	23	7,810,389.10	0.75
2.251—2.500	20	7,831,057.62	0.75
2.501—2.750	16	6,650,271.73	0.63
2.751—3.000	23	5,793,314.31	0.55
3.001—3.250	13	3,580,310.00	0.34
3.251—3.500	3	683,000.00	0.07
3.501—3.750	9	1,854,509.01	0.18
3.751—4.000	1	199,000.00	0.02
4.001—4.250	1	224,000.00	0.02
6.501—6.750	4	3,209,333.70	0.31
6.751—7.000	51	29,611,923.28	2.83
7.001—7.250	193	91,013,759.06	8.69
7.251—7.500	134	68,998,703.76	6.59
7.501—7.750	133	74,654,959.10	7.13
7.751—8.000	15	2,850,999.56	0.27
8.001—8.250	18	4,869,825.90	0.46
8.251—8.500	16	3,466,341.37	0.33
8.501—8.750	10	3,076,972.50	0.29
8.751—9.000	4	1,279,504.50	0.12
9.001—9.250	3	791,165.81	0.08
9.251—9.500	4	1,477,066.72	0.14
9.501—9.750	2	641,342.51	0.06
9.751—10.000	3	482,181.49	0.05
10.251—10.500	1	594,241.06	0.06
Total	1,843	$1,047,449,780.09	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	29	$21,121,807.14	2.02%
2.001—2.250	96	67,747,543.35	6.47
2.251—2.500	355	233,921,918.20	22.33
2.501—2.750	634	385,068,181.38	36.76
2.751—3.000	538	287,142,725.82	27.41
3.001—3.250	27	7,613,445.11	0.73
3.251—3.500	39	10,936,350.56	1.04
3.501—3.750	52	11,761,444.03	1.12
3.751—4.000	28	9,701,134.38	0.93
4.001—4.250	16	3,818,636.33	0.36
4.251—4.500	5	1,312,619.08	0.13
4.501—4.750	12	3,768,209.65	0.36
4.751—5.000	3	1,290,026.25	0.12
5.001—5.250	6	980,181.49	0.09
5.251—5.500	2	671,316.26	0.06
5.501—5.750	1	594,241.06	0.06
Total	1,843	$1,047,449,780.09	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	455	$322,158,461.70	30.76%
9.751—10.000	672	391,308,745.34	37.36
10.001—10.250	441	238,113,194.22	22.73
10.251—10.500	105	48,969,126.42	4.68
10.501—10.750	35	9,487,060.25	0.91
10.751—11.000	57	13,819,983.10	1.32
11.001—11.250	37	11,302,397.65	1.08
11.251—11.500	12	2,912,287.37	0.28
11.501—11.750	10	3,361,536.41	0.32
11.751—12.000	10	3,660,407.80	0.35
12.001—12.250	7	1,538,338.77	0.15
12.251—12.500	1	224,000.00	0.02
12.501—12.750	1	594,241.06	0.06
Total	1,843	$1,047,449,780.09	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,262	$697,319,424.78	66.57%
480	581	350,130,355.31	33.43
Total	1,843	$1,047,449,780.09	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,834	$1,044,643,591.41	99.73%
125	9	2,806,188.68	0.27
Total	1,843	$1,047,449,780.09	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	2	$339,752.39	0.03%
351—360	1,260	696,979,672.39	66.54
471—480	581	350,130,355.31	33.43
Total	1,843	$1,047,449,780.09	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,076	$619,013,514.00	59.10%
1—6	763	427,472,192.70	40.81
7—12	4	964,073.39	0.09
Total	1,843	$1,047,449,780.09	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$1,060,109.34	0.10%
21—25	9	3,702,151.53	0.35
26—30	7	5,613,674.72	0.54
31—35	27	14,142,497.34	1.35
36—40	20	11,589,734.59	1.11
41—45	50	19,915,127.99	1.90
46—50	53	30,132,807.64	2.88
51—55	84	54,983,125.29	5.25
56—60	112	92,830,565.48	8.86
61—65	143	85,820,093.23	8.19
66—70	260	182,949,985.78	17.47
71—75	223	134,355,936.86	12.83
76—80	715	369,096,064.93	35.24
81—85	93	30,378,156.71	2.90
86—90	36	9,322,690.28	0.89
91—95	5	1,263,630.00	0.12
96—100	1	293,428.38	0.03
Total	1,843	$1,047,449,780.09	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$1,060,109.34	0.10%
21—25	9	3,702,151.53	0.35
26—30	8	5,928,819.70	0.57
31—35	25	13,598,449.02	1.30
36—40	21	11,818,637.93	1.13
41—45	50	19,915,127.99	1.90
46—50	52	29,865,409.49	2.85
51—55	83	53,988,470.95	5.15
56—60	114	94,092,617.97	8.98
61—65	146	87,318,299.84	8.34
66—70	262	184,025,117.49	17.57
71—75	223	133,896,421.23	12.78
76—80	793	393,982,861.55	37.61
81—85	12	3,849,536.45	0.37
86—90	34	8,850,691.23	0.84
91—95	6	1,557,058.38	0.15
Total	1,843	$1,047,449,780.09	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
560—579	1	$366,641.09	0.04%
580—599	2	743,989.13	0.07
600—619	5	1,595,695.73	0.15
620—639	28	5,745,146.97	0.55
640—659	71	23,312,459.44	2.23
660—679	69	30,533,532.96	2.92
680—699	240	154,825,676.33	14.78
700—719	240	147,983,516.40	14.13
720—739	313	188,524,595.21	18.00
740—759	293	177,504,969.94	16.95
760—779	299	170,109,400.75	16.24
780—799	196	103,517,031.68	9.88
800 >=	86	42,687,124.46	4.08
Total	1,843	$1,047,449,780.09	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	193	$83,916,162.63	8.01%
Reduced	1,650	963,533,617.46	91.99
Total	1,843	$1,047,449,780.09	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	271	$87,002,098.81	8.31%
Owner Occupied	1,380	871,913,646.23	83.24
Second Home	192	88,534,035.05	8.45
Total	1,843	$1,047,449,780.09	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	88	$40,720,014.53	3.89%
Condo	266	106,355,419.02	10.15
Co-op	8	2,230,327.88	0.21
PUD	333	197,744,093.37	18.88
Single Family	1,148	700,399,925.29	66.87
Total	1,843	$1,047,449,780.09	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	610	$301,630,642.12	28.80%
Refi—Cash Out	857	499,134,826.90	47.65
Refi—No Cash Out	376	246,684,311.07	23.55
Total	1,843	$1,047,449,780.09	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	563	$362,992,638.86	34.65%
12	1,002	561,500,947.74	53.61
30	20	9,009,628.23	0.86
36	258	113,946,565.26	10.88
Total	1,843	$1,047,449,780.09	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AR	2	$299,201.91	0.03%
AZ	60	22,110,229.73	2.11
CA	1,057	701,530,577.70	66.98
CO	17	11,603,529.91	1.11
CT	25	12,645,223.46	1.21
DC	6	2,803,861.62	0.27
DE	2	1,411,194.95	0.13
FL	176	74,344,749.08	7.10
GA	14	3,906,082.66	0.37
ID	6	1,417,663.78	0.14
IL	64	32,509,047.59	3.10
IN	2	1,084,546.65	0.10
KS	1	343,297.46	0.03
MA	27	13,505,787.78	1.29
MD	22	10,157,066.41	0.97
ME	3	2,812,000.00	0.27
MI	17	2,655,249.57	0.25
MN	9	3,194,980.00	0.31
MO	3	745,073.63	0.07
NC	10	6,397,721.30	0.61
NH	3	636,799.34	0.06
NJ	33	18,034,965.00	1.72
NM	5	1,072,329.38	0.10
NV	27	9,359,483.53	0.89
NY	53	29,934,732.93	2.86
OH	8	1,408,554.87	0.13
OR	23	7,762,596.25	0.74
PA	23	6,058,774.29	0.58
RI	3	1,365,437.81	0.13
SC	3	1,685,428.84	0.16
TN	1	1,436,701.18	0.14
TX	17	2,932,901.95	0.28
UT	5	962,053.02	0.09
VA	12	7,850,075.61	0.75
WA	98	49,522,161.49	4.73
WI	6	1,949,699.41	0.19
Total	1,843	$1,047,449,780.09	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	913	$520,016,459.90	49.65%
15.00 or less	34	12,733,362.37	1.22
15.01—20.00	30	13,124,114.12	1.25
20.01—25.00	42	17,280,049.48	1.65
25.01—30.00	84	48,429,814.38	4.62
30.01—35.00	137	93,018,904.40	8.88
35.01—40.00	194	120,590,722.16	11.51
40.01—45.00	197	113,653,790.98	10.85
45.01—50.00	109	54,473,963.31	5.20
50.01—55.00	66	31,528,707.83	3.01
55.01—60.00	28	14,397,599.88	1.37
60.01 >=	9	8,202,291.28	0.78
Total	1,843	$1,047,449,780.09	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 38.68%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,518	$861,769,166.36	82.27%
60.00 or less	12	9,046,512.67	0.86
60.01—65.00	5	3,464,620.30	0.33
65.01—70.00	11	13,882,760.11	1.33
70.01—75.00	17	15,112,551.17	1.44
75.01—80.00	26	18,633,669.47	1.78
80.01—85.00	16	6,757,328.68	0.65
85.01—90.00	238	118,783,171.33	11.34
Total	1,843	$1,047,449,780.09	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 83.47%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR17 Group 1
Mortgage Loans
Preliminary Collateral Information As of 11/01/06

TOTAL CURRENT BALANCE	$889,775,185
TOTAL ORIGINAL BALANCE	$890,862,999

NUMBER OF LOANS	1,581

			Minimum		Maximum
AVG CURRENT BALANCE	$562,793		$28,000		$2,987,047
AVG ORIGINAL BALANCE	$563,481		$28,000		$3,000,000

WAVG GROSS COUPON	2.75%		1.00%		10.36%
WAVG GROSS MARGIN	2.64%		1.80%		5.60%
WAVG MAX INT RATE	9.97%		9.60%		12.60%

WAVG CURRENT LTV	69.47%		12.48%		97.81%

WAVG FICO SCORE	734		566		819

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	4	Month(s)

WAVG NEG AM LIMIT	110%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	399	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	398	Month(s)	348	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	12	Month(s)

NZ WAVG PREPAY TERM	17	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(64.37%),FL(7.56%),WA(5.21%)
MAXIMUM CA ZIPCODE	1.55%

FIRST PAY DATE			December 1,2005		December 1,2006

RATE CHANGE DATE			December 1,2006		March 1,2007

MATURITY DATE			November 1,2035		November 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly MTA	1,581	$889,775,185.21	100.00%
Total	1,581	$889,775,185.21	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
MTA	1,581	$889,775,185.21	100.00%
Total	1,581	$889,775,185.21	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	47	$3,380,066.05	0.38%
100,001—200,000	196	31,263,538.81	3.51
200,001—300,000	254	63,945,858.72	7.19
300,001—400,000	196	68,801,312.34	7.73
400,001—500,000	223	100,530,848.67	11.30
500,001—600,000	166	91,113,650.36	10.24
600,001—700,000	97	62,969,666.37	7.08
700,001—800,000	80	60,517,506.97	6.80
800,001—900,000	50	42,675,525.09	4.80
900,001—1,000,000	98	95,667,340.16	10.75
1,000,001—1,100,000	23	24,638,334.66	2.77
1,100,001—1,200,000	24	27,775,330.46	3.12
1,200,001—1,300,000	21	26,251,381.28	2.95
1,300,001—1,400,000	15	20,273,370.40	2.28
1,400,001—1,500,000	26	38,200,657.52	4.29
1,500,001—1,600,000	6	9,473,196.68	1.06
1,600,001—1,700,000	7	11,648,085.53	1.31
1,700,001—1,800,000	10	17,508,262.01	1.97
1,800,001—1,900,000	6	11,207,500.00	1.26
1,900,001—2,000,000	12	23,552,444.72	2.65
2,000,001—2,100,000	5	10,362,707.29	1.16
2,100,001—2,200,000	4	8,661,149.23	0.97
2,200,001—2,300,000	3	6,726,266.25	0.76
2,300,001—2,400,000	1	2,357,051.20	0.26
2,400,001—2,500,000	2	4,975,000.00	0.56
2,500,001 >=	9	25,299,134.44	2.84
Total	1,581	$889,775,185.21	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	359	$221,658,461.00	24.91%
1.001—1.250	406	236,753,009.00	26.61
1.251—1.500	60	28,204,857.00	3.17
1.501—1.750	188	145,498,798.74	16.35
1.751—2.000	50	18,093,436.26	2.03
2.001—2.250	23	7,810,389.10	0.88
2.251—2.500	19	7,404,057.62	0.83
2.501—2.750	13	3,479,584.89	0.39
2.751—3.000	22	5,273,314.31	0.59
3.001—3.250	13	3,580,310.00	0.40
3.251—3.500	3	683,000.00	0.08
3.501—3.750	9	1,854,509.01	0.21
3.751—4.000	1	199,000.00	0.02
4.001—4.250	1	224,000.00	0.03
6.501—6.750	2	1,127,307.14	0.13
6.751—7.000	18	11,813,412.58	1.33
7.001—7.250	77	42,530,221.16	4.78
7.251—7.500	129	67,299,921.01	7.56
7.501—7.750	130	73,028,465.76	8.21
7.751—8.000	11	2,142,727.34	0.24
8.001—8.250	8	1,373,498.62	0.15
8.251—8.500	14	2,546,866.26	0.29
8.501—8.750	10	3,076,972.50	0.35
8.751—9.000	3	580,384.58	0.07
9.001—9.250	3	791,165.81	0.09
9.251—9.500	4	1,477,066.72	0.17
9.501—9.750	1	194,026.25	0.02
9.751—10.000	3	482,181.49	0.05
10.251—10.500	1	594,241.06	0.07
Total	1,581	$889,775,185.21	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	29	$21,121,807.14	2.37%
2.001—2.250	96	67,747,543.35	7.61
2.251—2.500	348	229,112,381.27	25.75
2.501—2.750	556	323,096,440.82	36.31
2.751—3.000	390	207,450,595.31	23.31
3.001—3.250	22	5,914,662.36	0.66
3.251—3.500	35	9,092,379.62	1.02
3.501—3.750	46	10,210,585.81	1.15
3.751—4.000	19	6,179,470.70	0.69
4.001—4.250	14	2,899,161.22	0.33
4.251—4.500	5	1,312,619.08	0.15
4.501—4.750	11	3,069,089.73	0.34
4.751—5.000	2	770,026.25	0.09
5.001—5.250	6	980,181.49	0.11
5.251—5.500	1	224,000.00	0.03
5.501—5.750	1	594,241.06	0.07
Total	1,581	$889,775,185.21	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	380	$255,591,441.09	28.73%
9.751—10.000	538	321,494,071.43	36.13
10.001—10.250	413	226,611,188.08	25.47
10.251—10.500	100	46,773,262.69	5.26
10.501—10.750	32	8,245,844.09	0.93
10.751—11.000	49	11,505,340.10	1.29
11.001—11.250	31	8,929,662.50	1.00
11.251—11.500	12	2,912,287.37	0.33
11.501—11.750	9	2,662,416.49	0.30
11.751—12.000	9	3,140,407.80	0.35
12.001—12.250	6	1,091,022.51	0.12
12.251—12.500	1	224,000.00	0.03
12.501—12.750	1	594,241.06	0.07
Total	1,581	$889,775,185.21	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,098	$602,634,777.14	67.73%
480	483	287,140,408.07	32.27
Total	1,581	$889,775,185.21	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,576	$888,336,108.98	99.84%
125	5	1,439,076.23	0.16
Total	1,581	$889,775,185.21	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	2	$339,752.39	0.04%
351—360	1,096	602,295,024.75	67.69
471—480	483	287,140,408.07	32.27
Total	1,581	$889,775,185.21	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	994	$542,469,468.00	60.97%
1—6	583	346,341,643.82	38.92
7—12	4	964,073.39	0.11
Total	1,581	$889,775,185.21	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$306,908.55	0.03%
21—25	8	2,159,835.75	0.24
26—30	6	3,143,674.72	0.35
31—35	25	12,802,804.84	1.44
36—40	20	11,589,734.59	1.30
41—45	45	18,171,939.84	2.04
46—50	48	24,687,231.48	2.77
51—55	72	44,984,996.56	5.06
56—60	93	72,815,260.98	8.18
61—65	125	72,499,033.07	8.15
66—70	228	156,625,701.95	17.60
71—75	192	113,490,931.79	12.76
76—80	657	339,298,525.91	38.13
81—85	18	7,010,925.52	0.79
86—90	34	8,630,621.28	0.97
91—95	5	1,263,630.00	0.14
96—100	1	293,428.38	0.03
Total	1,581	$889,775,185.21	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	4	$306,908.55	0.03%
21—25	8	2,159,835.75	0.24
26—30	7	3,458,819.70	0.39
31—35	23	12,258,756.52	1.38
36—40	21	11,818,637.93	1.33
41—45	45	18,171,939.84	2.04
46—50	47	24,419,833.33	2.74
51—55	71	43,990,342.22	4.94
56—60	95	74,077,313.47	8.33
61—65	126	73,558,203.45	8.27
66—70	227	156,104,756.65	17.54
71—75	195	114,403,851.24	12.86
76—80	663	342,382,389.29	38.48
81—85	10	2,775,847.66	0.31
86—90	33	8,330,691.23	0.94
91—95	6	1,557,058.38	0.17
Total	1,581	$889,775,185.21	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
560—579	1	$366,641.09	0.04%
580—599	2	743,989.13	0.08
600—619	4	777,003.23	0.09
620—639	27	5,297,830.71	0.60
640—659	68	22,021,855.24	2.47
660—679	65	28,260,031.86	3.18
680—699	214	136,628,764.33	15.36
700—719	221	138,445,864.97	15.56
720—739	246	143,676,166.08	16.15
740—759	251	154,149,739.91	17.32
760—779	244	141,024,633.63	15.85
780—799	164	85,032,055.88	9.56
800 >=	74	33,350,609.15	3.75
Total	1,581	$889,775,185.21	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	173	$73,696,059.14	8.28%
Reduced	1,408	816,079,126.07	91.72
Total	1,581	$889,775,185.21	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	235	$73,050,912.33	8.21%
Owner Occupied	1,184	738,830,043.03	83.04
Second Home	162	77,894,229.85	8.75
Total	1,581	$889,775,185.21	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	69	$31,974,198.46	3.59%
Condo	231	93,176,373.03	10.47
Co-op	8	2,230,327.88	0.25
PUD	286	172,035,966.09	19.33
Single Family	987	590,358,319.75	66.35
Total	1,581	$889,775,185.21	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	489	$242,334,930.22	27.24%
Refi—Cash Out	766	431,367,201.05	48.48
Refi—No Cash Out	326	216,073,053.94	24.28
Total	1,581	$889,775,185.21	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	502	$329,491,637.38	37.03%
12	811	441,192,805.01	49.58
30	19	8,797,550.40	0.99
36	249	110,293,192.42	12.40
Total	1,581	$889,775,185.21	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	53	$19,676,399.95	2.21%
CA	868	572,763,253.03	64.37
CO	16	11,186,874.00	1.26
CT	23	11,283,623.46	1.27
DC	6	2,803,861.62	0.32
DE	2	1,411,194.95	0.16
FL	161	67,240,307.63	7.56
GA	13	3,762,023.81	0.42
ID	5	1,115,940.53	0.13
IL	62	32,132,129.50	3.61
IN	2	1,084,546.65	0.12
MA	26	12,752,586.99	1.43
MD	18	8,018,064.63	0.90
ME	3	2,812,000.00	0.32
MI	17	2,655,249.57	0.30
MN	9	3,194,980.00	0.36
MO	2	312,200.00	0.04
NC	8	4,493,278.63	0.50
NH	3	636,799.34	0.07
NJ	29	16,468,728.44	1.85
NM	4	967,690.99	0.11
NV	20	7,381,515.91	0.83
NY	51	29,545,012.82	3.32
OH	8	1,408,554.87	0.16
OR	21	7,067,406.28	0.79
PA	22	5,944,946.86	0.67
RI	3	1,365,437.81	0.15
SC	3	1,685,428.84	0.19
TN	1	1,436,701.18	0.16
TX	16	2,810,457.02	0.32
UT	4	793,465.05	0.09
VA	8	5,279,535.34	0.59
WA	88	46,335,290.10	5.21
WI	6	1,949,699.41	0.22
Total	1,581	$889,775,185.21	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	845	$457,569,662.66	51.43%
15.00 or less	28	10,162,623.82	1.14
15.01—20.00	22	10,112,131.80	1.14
20.01—25.00	35	15,129,717.51	1.70
25.01—30.00	71	43,639,822.53	4.90
30.01—35.00	110	74,727,679.16	8.40
35.01—40.00	156	101,102,044.96	11.36
40.01—45.00	158	93,061,853.28	10.46
45.01—50.00	91	46,360,515.13	5.21
50.01—55.00	43	23,107,051.26	2.60
55.01—60.00	16	9,017,868.24	1.01
60.01 >=	6	5,784,214.86	0.65
Total	1,581	$889,775,185.21	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 38.37%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,340	$741,764,963.31	83.37%
60.00 or less	10	7,441,098.68	0.84
60.01—65.00	5	3,464,620.30	0.39
65.01—70.00	9	11,232,760.11	1.26
70.01—75.00	13	12,718,055.68	1.43
75.01—80.00	26	18,633,669.47	2.09
80.01—85.00	12	5,718,759.95	0.64
85.01—90.00	166	88,801,257.71	9.98
Total	1,581	$889,775,185.21	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 82.91%.

WaMu Mortgage Pass-Through Certificates
Series 2006-AR17 Group 2
Mortgage Loans
Preliminary Collateral Information As of 11/01/06

TOTAL CURRENT BALANCE	$157,674,595
TOTAL ORIGINAL BALANCE	$157,742,334

NUMBER OF LOANS	262

			Minimum		Maximum
AVG CURRENT BALANCE	$601,811		$76,031		$2,780,000
AVG ORIGINAL BALANCE	$602,070		$76,000		$2,780,000

WAVG GROSS COUPON	4.14%		1.00%		9.68%
WAVG GROSS MARGIN	2.86%		2.30%		5.40%
WAVG MAX INT RATE	9.88%		9.60%		12.15%

WAVG CURRENT LTV	67.78%		16.97%		89.91%

WAVG FICO SCORE	743		603		817

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	110%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	408	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	407	Month(s)	355	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	5	Month(s)

NZ WAVG PREPAY TERM	13	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(81.67%),FL(4.51%),WA(2.02%)
MAXIMUM CA ZIPCODE	4.15%

FIRST PAY DATE			July 1,2006		December 1,2006

RATE CHANGE DATE			December 1,2006		December 1,2006

MATURITY DATE			June 1,2036		November 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	262	$157,674,594.88	100.00%
Total	262	$157,674,594.88	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	262	$157,674,594.88	100.00%
Total	262	$157,674,594.88	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	2	$161,144.67	0.10%
100,001—200,000	16	2,329,658.10	1.48
200,001—300,000	41	10,375,539.63	6.58
300,001—400,000	43	14,755,140.32	9.36
400,001—500,000	36	15,841,544.94	10.05
500,001—600,000	29	15,816,403.49	10.03
600,001—700,000	26	16,983,868.11	10.77
700,001—800,000	11	8,335,028.65	5.29
800,001—900,000	13	11,040,286.87	7.00
900,001—1,000,000	19	18,604,105.81	11.80
1,000,001—1,100,000	2	2,043,286.63	1.30
1,100,001—1,200,000	2	2,289,081.69	1.45
1,200,001—1,300,000	3	3,810,761.17	2.42
1,300,001—1,400,000	2	2,767,726.56	1.76
1,400,001—1,500,000	3	4,434,506.98	2.81
1,500,001—1,600,000	3	4,628,562.46	2.94
1,600,001—1,700,000	2	3,395,948.80	2.15
1,700,001—1,800,000	2	3,505,000.00	2.22
1,800,001—1,900,000	1	1,875,000.00	1.19
1,900,001—2,000,000	1	1,950,000.00	1.24
2,300,001—2,400,000	1	2,380,000.00	1.51
2,400,001—2,500,000	2	4,970,000.00	3.15
2,500,001 >=	2	5,382,000.00	3.41
Total	262	$157,674,594.88	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	41	$40,989,273.00	26.00%
1.001—1.250	35	31,985,273.00	20.29
1.251—1.500	1	682,500.00	0.43
1.751—2.000	3	1,940,000.00	1.23
2.251—2.500	1	427,000.00	0.27
2.501—2.750	3	3,170,686.84	2.01
2.751—3.000	1	520,000.00	0.33
6.501—6.750	2	2,082,026.56	1.32
6.751—7.000	33	17,798,510.70	11.29
7.001—7.250	116	48,483,537.90	30.75
7.251—7.500	5	1,698,782.75	1.08
7.501—7.750	3	1,626,493.34	1.03
7.751—8.000	4	708,272.22	0.45
8.001—8.250	10	3,496,327.28	2.22
8.251—8.500	2	919,475.11	0.58
8.751—9.000	1	699,119.92	0.44
9.501—9.750	1	447,316.26	0.28
Total	262	$157,674,594.88	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.251—2.500	7	$4,809,536.93	3.05%
2.501—2.750	78	61,971,740.56	39.30
2.751—3.000	148	79,692,130.51	50.54
3.001—3.250	5	1,698,782.75	1.08
3.251—3.500	4	1,843,970.94	1.17
3.501—3.750	6	1,550,858.22	0.98
3.751—4.000	9	3,521,663.68	2.23
4.001—4.250	2	919,475.11	0.58
4.501—4.750	1	699,119.92	0.44
4.751—5.000	1	520,000.00	0.33
5.251—5.500	1	447,316.26	0.28
Total	262	$157,674,594.88	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	75	$66,567,020.61	42.22%
9.751—10.000	134	69,814,673.91	44.28
10.001—10.250	28	11,502,006.14	7.29
10.251—10.500	5	2,195,863.73	1.39
10.501—10.750	3	1,241,216.16	0.79
10.751—11.000	8	2,314,643.00	1.47
11.001—11.250	6	2,372,735.15	1.50
11.501—11.750	1	699,119.92	0.44
11.751—12.000	1	520,000.00	0.33
12.001—12.250	1	447,316.26	0.28
Total	262	$157,674,594.88	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	164	$94,684,647.64	60.05%
480	98	62,989,947.24	39.95
Total	262	$157,674,594.88	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	258	$156,307,482.43	99.13%
125	4	1,367,112.45	0.87
Total	262	$157,674,594.88	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	164	$94,684,647.64	60.05%
471—480	98	62,989,947.24	39.95
Total	262	$157,674,594.88	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	82	$76,544,046.00	48.55%
1—6	180	81,130,548.88	51.45
Total	262	$157,674,594.88	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$753,200.79	0.48%
21—25	1	1,542,315.78	0.98
26—30	1	2,470,000.00	1.57
31—35	2	1,339,692.50	0.85
41—45	5	1,743,188.15	1.11
46—50	5	5,445,576.16	3.45
51—55	12	9,998,128.73	6.34
56—60	19	20,015,304.50	12.69
61—65	18	13,321,060.16	8.45
66—70	32	26,324,283.83	16.70
71—75	31	20,865,005.07	13.23
76—80	58	29,797,539.02	18.90
81—85	75	23,367,231.19	14.82
86—90	2	692,069.00	0.44
Total	262	$157,674,594.88	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$753,200.79	0.48%
21—25	1	1,542,315.78	0.98
26—30	1	2,470,000.00	1.57
31—35	2	1,339,692.50	0.85
41—45	5	1,743,188.15	1.11
46—50	5	5,445,576.16	3.45
51—55	12	9,998,128.73	6.34
56—60	19	20,015,304.50	12.69
61—65	20	13,760,096.39	8.73
66—70	35	27,920,360.84	17.71
71—75	28	19,492,569.99	12.36
76—80	130	51,600,472.26	32.73
81—85	2	1,073,688.79	0.68
86—90	1	520,000.00	0.33
Total	262	$157,674,594.88	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	1	$818,692.50	0.52%
620—639	1	447,316.26	0.28
640—659	3	1,290,604.20	0.82
660—679	4	2,273,501.10	1.44
680—699	26	18,196,912.00	11.54
700—719	19	9,537,651.43	6.05
720—739	67	44,848,429.13	28.44
740—759	42	23,355,230.03	14.81
760—779	55	29,084,767.12	18.45
780—799	32	18,484,975.80	11.72
800 >=	12	9,336,515.31	5.92
Total	262	$157,674,594.88	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	20	$10,220,103.49	6.48%
Reduced	242	147,454,491.39	93.52
Total	262	$157,674,594.88	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	36	$13,951,186.48	8.85%
Owner Occupied	196	133,083,603.20	84.40
Second Home	30	10,639,805.20	6.75
Total	262	$157,674,594.88	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	19	$8,745,816.07	5.55%
Condo	35	13,179,045.99	8.36
PUD	47	25,708,127.28	16.30
Single Family	161	110,041,605.54	69.79
Total	262	$157,674,594.88	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	121	$59,295,711.90	37.61%
Refi—Cash Out	91	67,767,625.85	42.98
Refi—No Cash Out	50	30,611,257.13	19.41
Total	262	$157,674,594.88	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	61	$33,501,001.48	21.25%
12	191	120,308,142.73	76.30
30	1	212,077.83	0.13
36	9	3,653,372.84	2.32
Total	262	$157,674,594.88	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AR	2	$299,201.91	0.19%
AZ	7	2,433,829.78	1.54
CA	189	128,767,324.67	81.67
CO	1	416,655.91	0.26
CT	2	1,361,600.00	0.86
FL	15	7,104,441.45	4.51
GA	1	144,058.85	0.09
ID	1	301,723.25	0.19
IL	2	376,918.09	0.24
KS	1	343,297.46	0.22
MA	1	753,200.79	0.48
MD	4	2,139,001.78	1.36
MO	1	432,873.63	0.27
NC	2	1,904,442.67	1.21
NJ	4	1,566,236.56	0.99
NM	1	104,638.39	0.07
NV	7	1,977,967.62	1.25
NY	2	389,720.11	0.25
OR	2	695,189.97	0.44
PA	1	113,827.43	0.07
TX	1	122,444.93	0.08
UT	1	168,587.97	0.11
VA	4	2,570,540.27	1.63
WA	10	3,186,871.39	2.02
Total	262	$157,674,594.88	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	68	$62,446,797.24	39.60%
15.00 or less	6	2,570,738.55	1.63
15.01—20.00	8	3,011,982.32	1.91
20.01—25.00	7	2,150,331.97	1.36
25.01—30.00	13	4,789,991.85	3.04
30.01—35.00	27	18,291,225.24	11.60
35.01—40.00	38	19,488,677.20	12.36
40.01—45.00	39	20,591,937.70	13.06
45.01—50.00	18	8,113,448.18	5.15
50.01—55.00	23	8,421,656.57	5.34
55.01—60.00	12	5,379,731.64	3.41
60.01 >=	3	2,418,076.42	1.53
Total	262	$157,674,594.88	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 40.11%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	178	$120,004,203.05	76.11%
60.00 or less	2	1,605,413.99	1.02
65.01—70.00	2	2,650,000.00	1.68
70.01—75.00	4	2,394,495.49	1.52
80.01—85.00	4	1,038,568.73	0.66
85.01—90.00	72	29,981,913.62	19.02
Total	262	$157,674,594.88	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 85.68%.